SCHEDULE 14A INFORMATION
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Weis Markets, Inc.
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Shareholders
of
WEIS MARKETS, INC.
To Be Held On
APRIL 28, 2009

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of the Shareholders (the "Annual Meeting") of Weis Markets, Inc. (the "Company"), will be held on Tuesday, April 28, 2009, at 10:00 a.m., Eastern Daylight Time, at the principal executive offices of the Company, 1000 South Second Street, Sunbury, Pennsylvania 17801, for the following purposes:

  Election of Directors: To elect seven directors to serve, subject to provisions of the by-laws, until the next Annual Meeting of Shareholders or until their respective successors have qualified.
  Ratification of Appointment of the Independent Registered Public Accounting Firm: To approve the appointment of the independent registered public accounting firm for the year ending December 26, 2009;

and to act upon such other business as may properly come before such meeting, or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 2, 2009, as the record date for the Annual Meeting. Only holders of shares of Common Stock of record at that time will be entitled to receive notice and vote at the Annual Meeting, and may vote by proxy (i) on the Internet, (ii) by telephone or (iii) by signing and dating a proxy card and returning it to the Company.

This summary is qualified in its entirety by the detailed information contained within the Proxy Statement.

                                                                                  By Order of the Board of Directors,

                                                                                  Jonathan H. Weis
                                                                                  Secretary

March 12, 2009
Sunbury, Pennsylvania

WEIS MARKETS, INC.
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

      This Proxy Statement is being furnished to all shareholders of record as of March 2, 2009, the record date of the Company, in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the 2009 Annual Meeting. The Annual Meeting will be held on Tuesday, April 28, 2009, at 10:00 a.m. Eastern Daylight Time, at the principal executive offices of the Company, 1000 South Second Street, Sunbury, Pennsylvania 17801.

INFORMATION CONCERNING THE SOLICITATION

     The Company is sending an "Important Notice of Availability of Proxy Materials for the Annual Meeting of Shareholders of Weis Markets, Inc.," (the "Notice") to our shareholders on or about March 12, 2009. The Company is providing access to its proxy materials over the Internet under rules adopted by the Securities and Exchange Commission (the "SEC") in 2007. All shareholders have the ability to access the proxy materials on the website identified in the Notice or to request a printed copy of proxy materials. The Notice provides instructions on how to access the proxy materials over the Internet, and how to request a printed copy of the proxy materials. This Proxy Statement, the form of proxy card, the Notice and the Company's Annual Report on Form 10-K are available at http://weismarkets.com/financial_info.php.

      Subject to the conditions hereinafter set forth, the shares represented by each proxy executed will be voted at the Annual Meeting, or any adjournments or postponements thereof, in accordance with the specifications therein made. Where there is no contrary choice specified, the proxy will be voted "FOR" each of the proposals as therein specified.

      An executed proxy may be revoked by the person signing the same at any time before the authority thereby granted is exercised. The revocation may be exercised at any time before the Annual Meeting by indicating the revocation in writing. This revocation should be directed to the Judge of Elections, Weis Markets, Inc., 1000 South Second Street, Sunbury, Pennsylvania 17801. The proxy may also be revoked by voting in person at the Annual Meeting or by voting a later dated proxy.

VOTING SECURITIES, RECORD DATE AND VOTING RIGHTS

      As of March 2, 2009, the record date for the Annual Meeting, the number of outstanding shares of Common Stock was 26,965,899. The presence, in person or by proxy, of at least 13,482,950 shares will constitute a quorum.

      Only holders of Common Stock of the Company of record at the close of business on March 2, 2009 will be entitled to notice of and to vote on all matters at the Annual Meeting and at any adjournment thereof. Each holder of Common Stock will be entitled to one vote for each share of stock so held and to cumulative voting rights in the election of directors. Under cumulative voting, a shareholder, or the shareholder's proxies, may vote the number of shares of stock owned by the shareholder for as many persons as there are directors to be elected, or may cumulate such votes and give to one or distribute among two or more nominees as many votes as shall equal the number of directors to be elected multiplied by the number of the shareholder's shares of stock.

     Directors are elected by a plurality vote of all votes cast at the Annual Meeting. The ratification of the appointment of our independent registered public accounting firm ("independent auditors") requires the affirmative vote of a majority of all votes cast at the Annual Meeting. Abstentions and broker "non-votes" will be treated as present for purposes of determining a quorum, but will not affect the election of directors or other matters submitted to the vote of shareholders. A broker "non-vote" occurs when a shareholder has not provided voting instructions to its broker for a non-routine item because the New York Stock Exchange ("NYSE") precludes brokers from giving a proxy to vote on a non-routine item. No non-routine items are currently proposed to be voted on at the Annual Meeting.

     The Company's by-laws specify that notice of any matter to be brought before an annual meeting by a shareholder must be received at the principal executive offices of the Company no later than the notice deadline described under the caption "Shareholders' Proposals for Next Annual Meeting." Management does not intend to bring any other matters before the Annual Meeting, and does not know of any other matter that is eligible for action at the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

     The Company believes that the proposed nominees for election as directors are willing to be elected as such, and it is intended that the persons named in the accompanying form of proxy or their substitutes will vote for the election of these nominees, unless specifically instructed to the contrary on the form of proxy. However, if any nominee, at the time of the election, is unable or unwilling to serve, or is otherwise unavailable for election, and in consequence other nominees are designated, the persons named in the proxy or their substitutes shall have discretion or authority to vote or refrain from voting in accordance with their judgment on the other nominees.

     The Board recommends a vote "FOR" the election of the nominees named below, each of whom has consented to be named as a nominee and to serve if elected. With the exception of Mr. Hepfinger, all of the nominees were elected to the Board at the 2008 Annual Meeting. The following table and accompanying footnotes sets forth information about each Board nominee as of March 2, 2009:

		Principal Occupation and any
		Position with the Company;		Director
Name		Other Reporting Company Directorships	Age	Since
Robert F. Weis	(1)	Chairman of the Board	89	1947

Jonathan H. Weis	(2)	Vice Chairman and Secretary	41	1996

David J. Hepfinger	(3)	President and Chief Executive Officer	50	2009

William R. Mills	(4)	Senior Vice President, Treasurer and	52	1996
		Chief Financial Officer

Matthew Nimetz	(5)	Managing Director	69	2007
		General Atlantic LLC

Richard E. Shulman	(6)	President	69	1994
		Industry Systems Development Co.

Steven C. Smith	(7)	President and Chief Executive Officer	51	2001
		K-VA-T Food Stores, Inc.

(1)    Robert F. Weis. The Company has employed Mr. Weis since 1946. Mr. Weis served as Chairman and Treasurer from 1995 until April 2002, at which time he was appointed Chairman of the Board ("Chairman"). Robert F. Weis is the father of Director Jonathan H. Weis, brother of Ellen W. P. Wasserman who is also a beneficial owner of more than 5% of the Company's Common Stock and the uncle of Kathryn J. Zox, Thomas H. Platz and James A. Platz who control more than 5% of the Company's Common Stock through EKTJ Management LLC.

(2)     Jonathan H. Weis. The Company has employed Mr. Weis since 1989. Mr. Weis served the Company as Vice President Property Management and Development from 1996 until April 2002, at which time he was appointed as Vice President and Secretary. In January of 2004, the Board appointed Mr. Weis as Vice Chairman and Secretary ("Vice Chairman"). Jonathan H. Weis is the son of Director Robert F. Weis.

(3)     David J. Hepfinger. Mr. Hepfinger joined the Company on March 1, 2008 as its President and Chief Operating Officer ("COO"). On January 1, 2009, Mr. Hepfinger was named as the Company's President and Chief Executive Officer, replacing Mr. Norman S. Rich who retired as Chief Executive Officer ("CEO") and resigned his position on the Board as of December 31, 2008. At a regularly scheduled meeting of the Board held on January 27, 2009, Mr. Hepfinger was appointed to serve as a Director by unanimous consent of the other Directors, filling the vacancy created by Mr. Rich. Prior to joining the Company, Mr. Hepfinger worked for Price Chopper Supermarkets,a chain of supermarkets headquartered in Rotterdam, NY, for 32 years in various capacities including his last position as Senior Vice President Retail and Administration.

(4)     William R. Mills. The Company has employed Mr. Mills since 1992. Mr. Mills served as Vice President Finance & Secretary from 1995 until April 2002, at which time he was appointed Senior Vice President, Treasurer and Chief Financial Officer of the Company ("CFO").

(5)     Matthew Nimetz. Mr. Nimetz serves as a Managing Director of General Atlantic LLC, a private equity firm that invests in global growth companies and IT-enabled businesses on a global basis. Mr. Nimetz has been with General Atlantic since 2000, and from 1980 to 2000, was a partner of the New York based law firm of Paul, Weiss, Rifkind, Wharton & Garrison. He previously served in several governmental capacities including Counselor of the State Department and Under Secretary of State.

(6)     Richard E. Shulman. Mr. Shulman has served as President of Industry Systems Development Co., a consulting firm, since 1974. He has expertise in the application of technology to retailing with a specific focus on food retailing and distribution.

(7)     Steven C. Smith. Mr. Smith has served as President and Chief Executive Officer of K-VA-T Food Stores, Inc., a regional supermarket chain headquartered in Abingdon, VA, since 2001. Mr. Smith serves as a Director on the Board of the National Grocers Association. Mr. Smith also serves as Chairman of the Food Marketing Institute, and on its Executive, Board Planning and Public Affairs Committees.

Independence of Directors

     The Board has determined that Directors Nimetz, Shulman and Smith are independent within the meaning of the listing standards of the NYSE. An independent director is defined as a director who has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

     Companies listed on the NYSE must comply with certain standards regarding corporate governance, as codified in Section 303A of the Listed Company Manual of the NYSE, with some exceptions. A company of which more than 50% of the voting power is held by an individual, a group or another company is not required by the NYSE to comply with the requirements of Sections 303A.01 Independent Directors, 303A.04 Nominating/Corporate Governance Committee or 303A.05 Compensation Committee. Robert F. Weis, Chairman, and Ellen W. P. Wasserman, his sister, control 53.3% of the voting power. They have agreed to act together for the purpose of voting their shares of Common Stock and thus constitute a group within the meaning of these rules.

     The Company does not have a majority of independent directors. The Company's Audit Committee is comprised of all independent directors, and the Compensation Committee is comprised of three independent directors and one non-independent director.

Board Committees and Meeting Attendance

     Board of Directors. The Company's Board held four regular meetings and one special meeting during fiscal 2008. No director attended fewer than 75% of the aggregate meetings of the Board and all Board committees on which the director served. All directors attended the 2008 Annual Meeting.

     Under the policies of the Board, directors are expected to attend regular Board meetings, Board committee meetings, the Annual Meeting and any special meetings of the shareholders. Participation is permissible by means of conference telephone or similar communications equipment.

     Audit Committee. The Audit Committee is composed of three independent non-employee directors, as required by the NYSE listing standards. The Audit Committee acts independently to review the scope and engagement results of the independent auditors and the adequacy of the Company's internal and financial controls. Information regarding the functions performed by the Audit Committee is set forth in the "Audit Committee Report" included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board. A copy of this charter is available on the Company's corporate governance website at http://weismarkets.com/governance_info.php or by request to the Corporate Secretary at the Company's address set forth in "Shareholder or Interested Parties Communications."

     The 2008 Audit Committee was composed of Directors Nimetz, Shulman and Smith. Mr. Smith served as Chairman of the Audit Committee. The Audit Committee held four regular meetings and four special meetings during fiscal 2008.

     The Board has determined that all Audit Committee members are financially literate under the listing standards of the NYSE. The Board also determined that the Chairman of the Audit Committee, Mr. Smith, is an "audit committee financial expert," as defined in Item 401(h) of Regulation S-K, and all members of the Audit Committee are "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and the listing standards of the NYSE.

     Compensation Committee. The Compensation Committee is composed of three independent non-employee directors and one non-independent employee director. The Compensation Committee is responsible for developing policies and programs, and making recommendations about compensation arrangements for senior management to the Board. The Compensation Committee is governed by a written charter approved by the Board, which is available on the Company's corporate governance website at http://weismarkets.com/governance_info.php or by request to the Corporate Secretary at the Company's address set forth in "Shareholder or Interested Parties Communications."

     The 2008 Compensation Committee was composed of Directors Nimetz, Shulman, Smith and Jonathan H. Weis. Mr. Weis served as Chairman of the Compensation Committee. The Compensation Committee held four regular meetings during fiscal 2008. The Company's Chairman and the CEO are not members of the Compensation Committee; however, the Compensation Committee seeks input from them regarding the performance of the other executive and operating officers. The executive management team and the Compensation Committee have at various times sought assistance from consulting firms specializing in labor benefits.

Corporate Governance Matters

     The Company has adopted Corporate Governance Guidelines which are available on the Company's corporate governance website at http://weismarkets.com/governance_info.php or by request to the Corporate Secretary at the Company's address set forth in "Shareholder or Interested Parties Communications."

     Code of Business Conduct and Ethics. The Company has adopted a "Code of Business Conduct and Ethics" that applies to all of its directors, officers and employees. Separately, the Company also adopted a "Code of Ethics for CEO and CFO" specific to its chief executive officer, chief financial officer, controller and any person performing similar functions. The Company has made both documents available on its corporate governance website at http://weismarkets.com/governance_info.php or by request to the Corporate Secretary at the Company's address set forth in "Shareholder or Interested Parties Communications."

     Non-Management Independent Directors. To empower non-management independent directors to serve as a more effective check on management, the non-management independent directors of the Company have met at regularly scheduled executive sessions without management. The non-management independent directors are Directors Nimetz, Shulman and Smith. Mr. Shulman presided at the four meetings held during fiscal 2008. Shareholders or interested parties wishing to communicate directly with the non-management independent directors as a group may do so as set forth in "Shareholder or Interested Parties Communications."

     Board Nominations. Based upon the stock ownership of the principal shareholders, the Company determined it would be better served by having the full Board review nominating and corporate governance issues rather than establishing separate committees. Therefore, there is no nominating committee charter.

     If the Board determines there is a need to add or replace a director, the following criteria are considered for each recommended candidate. The candidate (a) has the highest personal and professional ethics, integrity and values; (b) consistently exercises sound and objective business judgment; (c) has significant appropriate senior management and leadership experience; (d) is able and willing to devote the required amount of time to the Company's affairs, including attendance at Board meetings, Board committee meetings and annual shareholder meetings and (e) will be committed to building sound, long-term Company growth. Chosen candidates are extended invitations to join the Board. If a candidate accepts, he or she is formally nominated.

    The Board will consider nominees brought to the attention of the Board by an eligible shareholder, a non-management independent director, the CEO, any other executive officer or other appropriate sources. Any eligible shareholder who desires to have an individual considered for nomination by the Board must submit a recommendation in writing to the Secretary of the Company, at the Company's address set forth on page 1, not less than 120 calendar days before the date of the Company's Proxy Statement released to shareholders in connection with the previous year's Annual Meeting. The notice should include the name and address of both the eligible shareholder and the candidate and the qualifications of the candidate being recommended.

    The Board does not have a formal process for identifying and evaluating candidates for director. It is not anticipated that the process for evaluating a nominee would differ based on whether the nominee is recommended by an eligible shareholder.

Board Recommendation and Vote Required

     The seven candidates receiving the highest numbers of votes cast by the holders of Common Stock voting in person or by proxy will be elected as directors. The Board of Directors recommends a vote "FOR" the election of the seven nominees named above.

     The Company's by-laws require that any shareholder intending to nominate a candidate for election as a director must give written notice, containing specified information, to the Secretary of the Company not later than the notice deadline specified in the by-laws, which is 120 calendar days before the date of the Company's Proxy Statement released to shareholders in connection with the previous year's Annual Meeting. No such notices were received with respect to the 2009 Annual Meeting. Therefore, only the seven nominees named above, or a substitute nominee of the Board, will be eligible for election at the Annual Meeting. A copy of the by-law provision concerning shareholder nominations will be furnished to any shareholder upon written request to the Secretary of the Company at the Company's address set forth on page 1.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

     This is a report by the Company's executive officers; however, the Compensation Committee oversees the executive compensation programs for the executive and operating officers. Throughout this Proxy Statement, the individuals who served as the Company's CEO and CFO during fiscal 2008, as well as the other individuals included in the "Summary Compensation Table," are referred to as the "Named Officers."

Compensation Philosophy and Objectives

    Executive management and the Compensation Committee recognize the fact that the Company is engaged in a highly competitive industry and thus annually examines market compensation levels and trends in the labor market. The primary objective of the Company's executive compensation program is to attract and retain qualified executives, which is critical to the ongoing success of the Company. This primary objective is achieved by providing appropriate base compensation, annual incentives, health and welfare benefits, retirement benefits and perquisites competitive with executives at selected peer companies of comparable size and position in the retail business, while keeping compensation in line with the financial objectives of the Company. To achieve this objective, the executive management team and the Compensation Committee regularly review commercially available survey data related to general industry executive compensation, peer company compensation programs through a review of proxy statements and have at various times sought assistance from consulting firms specializing in labor benefits. Because the Company competes with many larger companies for top executive-level talent, it generally sets compensation for Named Officers between the 50th and 75th percentile of compensation paid to similarly situated executives. Variations to the base salary component may occur because of the individual's experience level, job responsibilities and market factors. The Compensation Committee also realizes a significant difference between the Company's executive compensation program and some of its peers is the absence of an equity-based incentive plan. This fact is strongly considered when evaluating discretionary contributions to the Supplemental Executive Retirement Plan ("SERP") for the Named Officers.

2008 Executive Compensation Components

     The Compensation Committee evaluates the performance of executive and operating officers with the Chairman and CEO. The Compensation Committee relies upon written and verbal evaluations of each officer's performance for the most recent fiscal year. The Vice Chairman and the CEO meet with the executive and operating officers to discuss their efforts and accomplishments throughout the period from information deemed relevant both internally and in light of the competitive position of the Company in the industry. These evaluations include qualitative factors such as the individual's decision-making responsibilities, the professional experience required to perform given tasks, and their leadership and team-building skills. Although executive base compensation is not specifically related to corporate performance, the overall performance of the Company is a consideration in determining executive compensation.

Compensation for Named Officers is comprised of the following:
          •      Base Salary
          •      Non-Equity Incentive Plan
          •      Retirement Plans
          •      Perquisites

     Base Salary: The base salary component of the executive compensation program provides the foundation for a fair and competitive compensation package. Base salaries are compared to the grocery industry by reference to peer companies that participate in an industry compensation survey conducted by an independent consulting firm. In 2008, the Compensation Committee used the Food Marketing Institute's "2006-2007 Management Compensation Study for Retailers and Wholesalers" to benchmark base salaries for the Named Officers. The study benchmarks compensation and benefits for management employees for 56 retailers and wholesalers nationwide without citing specific participants by company name. The Compensation Committee does maintain flexibility to deviate from the 50th and 75th percentile of the compensation guide in certain circumstances. The determination of base salaries is generally independent of the decisions regarding other elements of compensation, but some of the other elements of the compensation program are dependent on base salary, to the extent they are expressed as percentages of base salary. The Committee took into account the Named Officers' job responsibilities, their value-added contributions to the Company and their tenure.

     Based on consideration of the criteria discussed above and the overall financial and operational success of the Company, the Committee approved a 17.9% increase in base salary for the Chairman and a 10.7% increase in base salary for the CEO in fiscal 2008. The base salaries for the Chairman and CEO were 136.4% and 127.0%, respectively, of the 75% base salary quartile for similarly situated executives. The Vice Chairman received a 26.0% increase in base salary in fiscal 2008. There was not a similar executive position comparable to Vice Chairman defined within the compensation study provided to the Company for this position. However, using this study for the CEO position, the Vice Chairman earned 91.2% of the 75% quartile for CEOs. The CFO received a 4.2% increase in base salary in fiscal 2008 and earned 102.8% of the 75% quartile for similarly situated executives.

     Non-Equity Incentive Plan: The Company's executive compensation program includes an annual non-equity incentive plan designed to reward certain key employees, including the Named Officers, for meeting specific financial objectives. The Compensation Committee administers the non-equity incentive plan for management to provide the short-term incentive compensation element of the executive compensation program. This short-term incentive is a cash based performance incentive program designed to motivate and reward key employees for their contributions to factors and business goals that the Company believes drive its earnings and create shareholder value. Incentive payout potentials are established by job level within the Company as a percentage of base salary, and actual payouts are based on achievement of sales and operating profit targets as approved by the Board annually. Prior to implementation of this non-equity incentive plan in 2002, the Compensation Committee hired an independent compensation consulting firm to provide guidance on the basic plan structure. Based upon its most recent review, the Compensation Committee concluded the plan remains consistent with plans offered by other retail organizations. Actual non-equity incentive plan compensation amounts earned by the Named Officers are reflected in the "Summary Compensation Table" for the year earned. The amounts which each Named Officer could have earned for 2008 based on performance at the threshold, target and maximum levels are shown in the "Grants of Plan-Based Awards" table below.

     The Chairman, CEO and COO can earn up to 50% of their base salary, and the other Named Officers can earn up to 35% of their base salary in the non-equity incentive plan. For fiscal 2008, 40% of the incentive award was based upon achievement of the budgeted total company sales growth and 60% of the incentive award was based upon achievement of the budgeted total company operating profit growth as compared to fiscal 2007 for the Named Officers. Threshold, target and maximum hurdles were established for the budgeted sales and operating profit categories, which allowed each Named Officer to earn 30%, 70% or 100% of his total incentive award for achieving the specified results within the sales category and 30%, 70% or 125% within the profit category. The threshold, target and maximum hurdles for the sales increase in fiscal 2008 were 1.6%, 3.1% and 4.7%, as compared to fiscal 2007. The threshold, target and maximum hurdles for the operating profit increase in fiscal 2008 were -0.2%, 2.9% and 13.2%, as compared to fiscal 2007. The Named Officers earned 97.0% of their total bonus potential in 2008 based upon total company performance as compared to 41.3% of their total bonus potential in 2007.

     Retirement Plans: The Company has a contributory retirement savings plan ("401(k)") covering substantially all full-time associates, a noncontributory profit-sharing plan covering eligible associates, and a noncontributory employee stock bonus plan covering eligible associates, all of which are qualified defined contribution plans. The Named Officers along with other highly compensated employees have limited participation in the 401(k) plan and are excluded from participation in the qualified profit sharing and employee stock bonus plans because of limitations imposed by the Internal Revenue Code and the Regulations implemented by the Internal Revenue Service.

     Supplemental Executive Retirement Plan: Company contributions normally made to the qualified plans for the Named Officers are credited instead to the SERP, an unfunded, nonqualified deferred compensation plan. The SERP account for each Named Officer is credited annually with the amount, if any, that would have been allocated to the participant's qualified plans if he or she had not been excluded from participation in these qualified plans. Although the SERP is primarily a replacement retirement plan, the Compensation Committee may at any time recommend to the Board discretionary amounts to be credited to the account(s) of one or more SERP participants. Substantial risk of benefit forfeiture does exist for participants in the SERP.

     Contributions to the SERP are determined in the same manner as contributions to participants in the Company's qualified plans except for discretionary contributions. Contribution allocations and earnings for the four components of the SERP are computed as follows:

a. 401(k) Plan: The allocation of the employer 401(k) contribution is equal to 25% of the participant's contribution for the allocation period, up to 4% of the participant's compensation. Base salary is the only element of compensation that is used in determining the amount of contributions permitted under the Company's 401(k) plan. By law, compensation in excess of $230,000 (as indexed upward under federal law) cannot be counted. SERP participants can defer up to 50% of their base salary between the 401(k) plan and the SERP. Each amount credited to a participant's SERP account for replacement of Company contributions normally made for 401(k) deferrals are adjusted in the same manner as if such amount had been invested for the participant in the 401(k) plan Aggressive Equity Fund, except that amounts are only credited to the SERP account annually rather than quarterly as in the qualified plan.

b. Profit Sharing Plan: The allocation of the employer's contribution to the profit sharing plan is based on the number of allocation units credited to each eligible participant in proportion to the total number of allocation units credited to all eligible participants for the plan year. A participant is credited with one allocation unit for each full $100 of compensation for the plan year plus 1.5 units for each year of service. By law, compensation in excess of $230,000 (as indexed upward under federal law) cannot be counted. Each amount credited to a participant's SERP account for replacement of Company contributions normally made to the profit sharing plan is adjusted annually in the same manner as if the amount had been invested for the participant in the profit sharing plan Diversified Fund.

c. Employee Stock Bonus Plan: The Weis Markets, Inc. Employee Stock Bonus Plan was terminated as of December 31, 2006, and all contributions under the Weis Markets, Inc. Employee Stock Bonus Plan ceased as of the same date. However, interest earnings and fund value increases or decreases are allocated in proportion to each participant's account balance. Each amount credited to a participant's SERP account for replacement of interest earnings and fund value increases or decreases normally made to the employee stock bonus plan is adjusted annually in the same manner as if the amount had been invested for the participant in the profit sharing plan Diversified Fund.

d. Discretionary: The Compensation Committee may at any time recommend to the Board discretionary amounts to be credited to the account(s) of one or more SERP participants. Amounts credited to a participant's SERP account for discretionary Company contributions are adjusted annually in the same manner as if the amount had been invested for the participant in the profit sharing plan Diversified Fund.

     The Aggressive Equity Fund in the 401(k) plan and the Diversified Fund in the profit sharing plan are managed by independent investment advisors. For more information regarding the Company's retirement plans, please refer to the "Pension Benefits" and "Nonqualified Deferred Compensation" tables below and Note 6 in the 2008 Annual Report on Form 10-K.

     Deferred Compensation Agreement: The Company maintains an unfunded, nonqualified deferred compensation agreement with Robert F. Weis for the payment of specific amounts of annual retirement benefits to him or his spouse over their lifetime, with a guaranteed payment for their actuarially computed life expectancies. The benefits are determined through actuarial calculations dependent on the age of the recipient, as specified in the plan document, using the 1971 Group Annuity Mortality Table (Plus 5 for Males) and an assumed discount rate of 7.5%. The benefit payable on an annual basis to Robert F. Weis would be $1,059,651 if he had retired as of the date of this Proxy Statement. For more information regarding this deferred compensation agreement, refer to the "Pension Benefits" table below and Note 6 in the Company's 2008 Annual Report on Form 10-K.

     Perquisites: The Company provides the Named Officers with perquisites the Compensation Committee believes are reasonable and consistent with its overall executive compensation program. The Named Officers are provided use of Company automobiles. For security purposes and benefit to the Company, the Named Officers may use the corporate aircraft for business, and for limited personal travel. In addition, the Company pays for tax filing assistance for the Chairman. The cost to the Company of all perquisites are calculated as prescribed by the Internal Revenue Service and charged to the Named Officers.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed the "Compensation Discussion and Analysis" and has discussed it with the executive officers. Based upon its review and those discussions, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" be included in this Proxy Statement, which will be incorporated by reference in the Company's 2008 Annual Report on Form 10-K.

                                                                                                           Jonathan H. Weis, Chairman
                                                                                                           Matthew Nimetz
                                                                                                           Richard E. Shulman
                                                                                                           Steven C. Smith

COMPENSATION TABLES

Summary Compensation Table

     The following table shows the compensation of the Company's principal executive officer, the principal financial officer and three other officers with the highest total compensation paid or earned for fiscal 2008, 2007 and 2006 (the "Named Officers"). The Company has employment agreements with the Chairman, CEO, COO and CFO. The material terms of these agreements are discussed under "Potential Payments upon Termination of Employment or Change in Control" below.

					Change in
					Pension
					Value and
				Non-Equity	Nonqualified
				Incentive Plan	Deferred	All Other
Name and		Salary	Bonus	Compensation	Compensation	Compensation	Total
Principal Position	Year	($)	($) (1)	($) (2)	Earnings ($) (3)	($) (4)	($)
Robert F. Weis	2008	725,000	10,875	351,779	343,459	145,322	1,576,435
Chairman of the Board	2007	615,000	9,225	126,864	254,249	119,980	1,125,318
	2006	560,000	8,400	--	319,650	127,312	1,015,362

Norman S. Rich (5)	2008	675,000	10,125	327,518	--	5,916	1,018,559
Chief Executive Officer	2007	610,000	9,150	125,833	--	180,916	925,899
	2006	555,000	8,325	--	--	106,023	669,348

Jonathan H. Weis	2008	485,000	7,275	164,730	--	75,000	732,005
Vice Chairman	2007	385,000	5,775	55,593	--	78,607	524,975
and Secretary	2006	350,000	5,250	--	--	20,763	376,013

David J. Hepfinger (6)	2008	416,667	--	202,172	--	779,361	1,398,200
President and
Chief Executive Officer

William R. Mills	2008	370,000	5,550	125,670	--	25,852	527,072
Senior Vice President,	2007	355,000	5,325	51,261	--	20,852	432,438
Treasurer and	2006	340,000	5,100	--	--	20,958	366,058
Chief Financial Officer

(1)      Represents the amount paid as a discretionary holiday bonus. A holiday bonus has been paid by the Company to all qualifying employees for over 50 years.

(2)    Represents the amount earned under the annual non-equity incentive plan described in the "Compensation Discussion and Analysis."

(3)      Represents the amount of the increase in the actuarial present value of Robert F. Weis' accumulated benefits under the nonqualified deferred compensation agreement described under "Pension Benefits."

(4)  "All Other Compensation" consists of contributions by the Company to the SERP, termination benefits reimbursement and perquisite costs where applicable. Except for Robert F. Weis and David J. Hepfinger, the amounts shown are for SERP contributions only, since perquisites for the other Named Officers do not exceed $10,000. Perquisites of $41,610, $16,269 and $23,443 are included in the amount for Robert F. Weis in 2008, 2007 and 2006, respectively, and consist of the cost for personal use of a Company car, the Company aircraft and tax filing assistance. Perquisites of $2,361 are included in the amount for Mr. Hepfinger in 2008 for personal use of a Company car. Mr. Hepfinger was also reimbursed $702,000 in 2008 for benefits lost as a result of termination from his prior employer, as per Section 4.e "Make Whole Provision" of his employment agreement. The 2008 Company contribution amounts to the SERP were estimated for purposes of this table, and the 2007 and 2006 amounts were adjusted to actual. Additional information concerning deferrals of earned compensation by the Named Officers to the SERP and other plan details are described under "Nonqualified Deferred Compensation."

(5)     The Company employed Mr. Rich from 1964 through 2008. Mr. Rich served as President from 1994 until April 2002, at which time he was appointed President and CEO of the Company. Mr. Rich relinquished the title of President on March 1, 2008 and retained the position of CEO until his retirement on December 31, 2008, after 44 years of distinguished service with the Company. Mr. Rich also served the Company as a member of the Board and the Executive Committee for the past fourteen years.

(6)    The Company hired Mr. Hepfinger on March 1, 2008 as its President and COO. On January 1, 2009, Mr. Hepfinger was named as the Company's President and Chief Executive Officer.

Grants of Plan-Based Awards

     The following table shows the grants of plan-based awards made to the Named Officers in fiscal 2008.

		Estimated Possible Payouts
		Under Non-Equity Incentive Plan Awards (1)
	Grant
Name	Date	Threshold ($)	Target ($)	Maximum ($)
Robert F. Weis	12/30/2007	108,750	253,750	362,500
Norman S. Rich	12/30/2007	101,250	236,250	337,500
Jonathan H. Weis	12/30/2007	50,925	118,825	169,750
David J. Hepfinger	03/01/2008	62,500	145,833	208,333
William R. Mills	12/30/2007	38,850	90,650	129,500

 (1)     Represents the amounts which could have been earned by the Named Officers through fiscal 2008 for performance at the threshold, target and maximum levels under the non-equity incentive plan described in the "Compensation Discussion and Analysis."

Outstanding Equity Awards at Fiscal Year-End

     The Company's 1985 Incentive Stock Option Plan expired on December 31, 2004. Under the terms of the plan, options were granted for shares of the Company's Common Stock based on the market value at the date of grant and may be exercised immediately. There are no plan provisions for reload or tax-reimbursement features. The closing price of the stock at the 2008 fiscal year end was $32.00 as reported by the NYSE.

     The following table shows the outstanding equity awards held by the Named Officers at December 27, 2008.

	Number of Securities	Option	Option
	Underlying Unexercised	Exercise	Expiration
Name	Options (#) Exercisable	Price ($)	Date
Norman S. Rich	20,000	37.9375	07/31/2009

William R. Mills	3,000	37.9375	07/31/2009
	3,000	35.1250	07/31/2010

Option Exercises and Stock Vested

     The Named Officers did not exercise any options during fiscal 2008.

Pension Benefits

     The following table provides information concerning the value of Robert F. Weis' accumulated benefits under the Company's nonqualified deferred compensation agreement.

		Number	Present	Payments
		of Years	Value of	During Last
		Credited	Accumulated	Fiscal Year
Name	Plan Name	Service	Benefit ($) (1)	($)
Robert F. Weis	Nonqualified Deferred	62	6,039,677	--
Compensation Agreement

(1)     Although the participant is not eligible to receive a lump-sum payment, the pension benefit table is required to show a lump-sum present value based upon applicable interest rate and mortality assumptions.

Nonqualified Deferred Compensation

     The Company maintains a SERP for certain of its associates. The plan is designed to provide retirement benefits and salary deferral opportunities because of limitations imposed by the Internal Revenue Code and the Regulations implemented by the Internal Revenue Service. The plan is unfunded and accounted for on an accrual basis. Participants in the plan are excluded from participation in the qualified profit sharing and employee stock bonus plans and have limited participation in the 401(k) plan. Based upon recommendation from the Compensation Committee, the Board annually determines the amount of the allocation to the plan.

     The allocation among the various plan participants is made in relationship to their compensation, years of service and job performance. Plan participants are 100% vested in their accounts after six years of service with the Company. In accordance with the lump-sum or installment election made by the Named Officer prior to the deferral of compensation, benefits are distributed to the participant one year after the date of retirement, assuming the participant has reached normal retirement age. Substantial risk of benefit forfeiture does exist for participants in the plan. The present value of accumulated benefits is included under "Postretirement benefit obligations" in the Consolidated Balance Sheets within the 2008 Annual Report on Form 10-K.

     The following table provides information concerning deferrals by the Named Officers of their earned compensation under the Company's SERP.

	Executive	Company	Aggregate	Aggregate	2,007	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Proxy	Balance at
	in 2008	in 2008	in 2008	Distributions	Adjustments	12/31/2008
Name	($) (1)	($) (2)	($) (3)	($)	($) (4)	($)
Robert F. Weis	--	103,712	(186,285)	--	3,303	488,854
Norman S. Rich	101,250	5,916	(719,563)	--	1,744	1,522,648
Jonathan H. Weis	--	75,000	(89,134)	--	657	258,111
David J. Hepfinger	37,500	75,000	(6,293)	--	--	106,207
William R. Mills	8,140	25,852	(124,158)	--	1,664	284,997

(1)   These amounts are reported in the "Summary Compensation Table" as salary or non-equity incentive plan compensation, as applicable.

(2)     These amounts are reported in the "Summary Compensation Table" under "All Other Compensation."

(3)     Earnings on deferred compensation under the Company's SERP are not above market or preferential and are therefore not included in the "Summary Compensation Table." The aggregate earnings for 2008 are estimated.

(4)       These amounts represent adjustments to the aggregate earnings estimates made in the 2007 Proxy Statement.

Potential Payments upon Termination of Employment or Change in Control

     The Company has entered into employment agreements with the Chairman, CEO, COO and CFO. These agreements provide for certain benefits for involuntary termination of employment other than for cause, but do not contain a change in control provision.

     Chairman of the Board. The Company has an agreement with its Chairman, Robert F. Weis, which provides that in the event his employment terminates for any reason, including but not limited to retirement, disability or death, the Company will continue to provide him and his spouse through December 31, 2023 with medical, dental, accident, disability and life insurance benefits substantially equivalent to those provided to employees. If Mr. Weis had terminated his employment as of December 31, 2008, the estimated cost to the Company of providing these benefits through the date specified in the agreement would have been $133,908.

     Chief Executive Officer, President and Chief Operating Officer, and the Senior Vice President, Treasurer and Chief Financial Officer. The Company has entered into employment agreements with Norman S. Rich, CEO, David J. Hepfinger, COO, and William R. Mills, CFO. Mr. Rich's agreement expired December 31, 2008, Mr. Hepfinger's agreement expires February 28, 2010, and Mr. Mills' agreement expires December 31, 2010.

     All three agreements provide that if prior to the end of the term, the officer's employment is terminated without cause or the officer terminates his employment for good reason, the officer will be entitled to receive (1) continuation of base salary payments through the end of the term at the rate then in effect and (2) an incentive bonus for the year of termination and any subsequent remaining year of the term equal to the highest incentive bonus received by the officer for any of the three years preceding termination for Mr. Rich and Mr. Mills and two years for Mr. Hepfinger. If prior to the end of the term the officer's employment terminates due to death or disability, the officer (or his spouse or estate) is entitled to receive (1) continuation of base salary payments through the end of the term at 50% of the rate then in effect and (2) a prorated bonus for the year of termination only in the amount the Company in good faith determines the officer would have received had his employment continued. All salary continuation and incentive bonus payments would be made at the same time as if employment had continued.

      Mr. Rich's agreement provides that if the officer's employment is terminated prior to the end of the term without cause, for good reason or due to death, disability or retirement, the Company will continue to provide he and his spouse with medical, dental, accident, disability and life insurance benefits substantially equivalent to those provided to employees through December 31, 2023. Mr. Mills' agreement provides that if the officer's employment is terminated prior to the end of the term without cause, for good reason or due to death, or disability, the Company will continue to provide he and his spouse with medical, dental, accident, disability and life insurance benefits substantially equivalent to those provided to employees through December 31, 2010.

     Mr. Hepfinger may earn a supplemental cash incentive based upon the positive increase in per share price of the Company's Common Stock in each fiscal year multiplied by the equivalent of 20,000 shares. The supplemental cash incentive is contingent upon Mr. Hepfinger's continued employment with the Company during each fiscal year.

     In addition, in the case of a termination without cause, for good reason or due to disability, Mr. Mills' agreement provides that in lieu of contributions to the Company's SERP, the Company will pay him $15,000 per year, for the remainder of the term and at the time SERP contributions would otherwise have been made.

     In all three agreements, the officers agree (1) to at all times maintain the confidentiality of information pertaining to the Company's business, and (2) until four years after termination of employment, not to (A) hire any Company employee or solicit or induce any employee, consultant, vendor or supplier of the Company to terminate or reduce its relationship with the Company or (B) except in the case of a termination by the Company without cause or by the officer for good reason, engage in any business which competes with the Company in the retail grocery business (or in any other business which accounted for more than 2% of the Company's consolidated revenues) in any county in which the Company operates or any contiguous county. The Company's obligations to make payments or provide benefits to the officers under the agreements would cease upon any violation of these covenants.

     The following table shows the benefits the officers would have received under the agreements if their employment had terminated for the reasons specified as of December 31, 2008.

		Non-Equity		Nonqualified
Executive Benefits	Salary	Incentive		Deferred
and Payments	Continuation	Compensation	Benefits	Compensation
By Covered Circumstance	($) (1)	Plan ($) (2)	($) (3)	($) (4)
Without Cause or Good Reason:
Norman S. Rich	--	327,518	133,908	--
David J. Hepfinger	583,333	202,172	--	--
William R. Mills	740,000	312,508	10,047	30,000
Retirement:
Norman S. Rich	--	327,518	133,908	--
Disability:
Norman S. Rich	--	327,518	133,908	--
David J. Hepfinger	291,667	202,172	--	--
William R. Mills	370,000	125,670	10,047	30,000
Death:
Norman S. Rich	--	327,518	133,908	--
David J. Hepfinger	291,667	202,172	--	--
William R. Mills	370,000	125,670	10,047	--

(1)     Represents continuation of salary payments through the end of the agreement term at the rate of 100% in the case of a termination without cause or for good reason and 50% in the case of termination due to disability or death.

(2)      In the case of a termination without cause or for good reason, the amount represents incentive bonuses earned by Mr. Rich and Mr. Hepfinger in 2008 and payable in 2009. For Mr. Mills the amount represents incentive bonuses for 2009 and 2010 in an amount equal to the highest incentive bonus received by him for any of the three years preceding 2008, and the amount earned in 2008 and payable in 2009. In the case of retirement, disability or death, the amount shown for Mr. Rich is his incentive bonus earned for fiscal 2008. In the case of disability, the amount shown for Mr. Hepfinger is his incentive bonus earned for fiscal 2008. In the case of disability or death, the amount shown for Mr. Mills is his incentive bonus earned for fiscal 2008.

(3)     Represents the estimated cost to the Company of continuing to provide the officer and his spouse with medical, dental, accident, disability and life insurance benefits for the term specified in the agreement.

(4)     Represents payments to the officer in lieu of SERP contributions for the remaining term of the agreement.

     Except as provided in the table, the benefits under the Company's nonqualified retirement plans would not differ from those described under "Nonqualified Deferred Compensation" above.

OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Compensation of Directors

     The following table shows the compensation earned by the Company's non-management independent directors for services during fiscal 2008.

DIRECTOR COMPENSATION

	Fees Earned or
Name	Paid in Cash ($)	Total ($)
Matthew Nimetz	37,250	37,250
Richard E. Shulman	37,250	37,250
Steven C. Smith	41,750	41,750

     In February 2008, the Board passed a resolution establishing new compensation arrangements for non-management independent directors effective after the 2008 Annual Meeting. Directors who are not officers of the Company or any of its subsidiaries receive an annual retainer of $38,000 paid in quarterly installments during the year. The Chairman of the Audit Committee receives an additional $6,000 annual retainer fee paid in quarterly installments during the year. Previously, the Company paid non-employee directors a retainer fee of $8,750 per quarter.

     In addition, each non-management independent director is entitled to reimbursement for out-of-pocket expenses to attend meetings. There is no additional remuneration for services rendered by directors serving on committees or for participation in the non-management independent director meetings.

Compensation Committee Interlocks and Insider Participation

     Directors Nimetz, Shulman and Smith were not officers or employees of the Company, nor have they had any relationship with the Company requiring disclosure under the SEC regulations. Jonathan H. Weis is a director, employee and officer of the Company and is not considered independent by NYSE listing standards. None of the Company's Named Officers have served on the board of directors or compensation committee of any other entity, which has or had one or more executive officers who served as a member of the Company's Board or Compensation Committee during fiscal 2008.

Review and Approval of Related Party Transactions

     The Company has adopted written "Conflicts of Interest" policies in its Code of Business Conduct and Ethics and in its Code of Ethics for CEO and CFO. According to these policies, a conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with the interests of the Company. In other words, a conflict situation can arise when an employee takes actions or has interests that may make it difficult to perform his or her work effectively. Conflicts of interest also arise when an employee, officer or director, or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company. Loans to or guarantees of obligations of such persons are likely to pose conflicts of interest, as are transactions of any kind between the Company and any other organization in which such person or any member of their family have an interest.

     Under these policies, activities that could give rise to conflicts of interest are prohibited unless specifically approved in advance by the Audit Committee. Because it is not always easy to determine whether a conflict of interest exists, any potential conflicts of interest must be reported immediately to the Executive Committee of the Board. If a member of the Executive Committee of the Board is informed of any potential conflict of interest he must report it immediately to the Audit Committee. The Audit Committee Charter specifically grants the Audit Committee the authority to review and approve all related party transactions. These policies cover all Company officers, directors (or nominee), 5%-or-greater shareholders and immediate family member of these persons. All of the related party transactions reported under "Review and Approval of Related Party Transactions" were reviewed and approved by the Audit Committee in accordance with the Company's Code of Business Conduct and Ethics, the Code of Ethics for CEO and CFO and the Audit Committee Charter.

     David Rich, the son of retired Director Norman S. Rich, is the President of Store Insight, Inc., d/b/a ICC Decision Services, provides the Company with a range of quantitative and qualitative research through its mystery shopping programs in fiscal 2008. The Company paid ICC Decision Services $207,219 for these services in fiscal 2008.

Shareholder or Interested Parties Communications

     Weis Markets, Inc. shareholders or interested parties may communicate with the Board by sending a letter to: Weis Markets, Inc. Board of Directors, c/o Corporate Secretary, 1000 South Second Street, Sunbury, PA 17801-0471. The Board has instructed the Secretary to review all communications received, and to exercise his discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints or suggestions) and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary but not forwarded to the directors.

     Shareholders or interested parties wishing to communicate directly with the non-management independent directors as a group may do so by sending a letter to Weis Markets, Inc., c/o Non-Management Independent Directors, 1000 South Second Street, Sunbury, PA 17801-0471 or via their email address at nonmanagement@weismarkets.com.

     Shareholders or interested parties who have concerns regarding accounting, improper use of Company assets, or ethical improprieties may report these concerns to the Audit Committee by sending a letter to Weis Markets, Inc., c/o Audit Committee Chairman, 1000 South Second Street, Sunbury, PA 17801-0471 or via its email address at audit@weismarkets.com.

     Submissions to the non-management independent directors or the Audit Committee will remain confidential and can be made anonymously without fear of reprisal.

AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Management represented to the Audit Committee the Company's consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States and the SEC disclosure requirements. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2008 Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee has received from the independent auditors written disclosures pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, and has discussed those matters with the independent auditors. The Audit Committee has also received the written disclosure and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence.

     The Audit Committee discussed with the Company's Chief Internal Auditor and the independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the Chief Internal Auditor and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. In performance of its oversight function, the Audit Committee also monitored Company management's compliance with the Sarbanes-Oxley Act of 2002 by discussing with management, the Chief Internal Auditor and the independent auditors management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 27, 2008.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the 2008 Annual Report on Form 10-K for filing with the SEC. The Audit Committee recommended to the Board, the appointment of Grant Thornton LLP as the Company's independent auditors for fiscal 2009, subject to shareholder ratification.

                                                                                                                     Steven C. Smith, Committee Chairman
                                                                                                                     Matthew Nimetz
                                                                                                                     Richard E. Shulman

STOCK OWNERSHIP

     Under regulations of the SEC, a person is considered the "beneficial owner" of a security if the person has or shares with others the power to vote the security (voting power), the power to dispose of the security (investment power) or the ability to acquire the security within 60 days. In the tables below, "beneficial ownership" of the Company's Common Stock is determined in accordance with these regulations and does not necessarily indicate that the person listed as a "beneficial owner" has an economic interest in the shares indicated as "beneficially owned."

Beneficial Ownership of Directors and Management

     The following table sets forth information regarding the amount and nature of beneficial ownership of the Company's Common Stock as of March 2, 2009 by each director, each Named Officer listed in the "Summary Compensation Table," and for all executive officers, operating officers and directors as a group. Except as otherwise indicated in the footnotes to the table, each person named or a member of the group has sole voting and investment power with respect to the shares listed. No shares have been pledged as security by the directors or Named Officers.

Name of	Amount and Nature	Percent
Directors and	of Beneficial	of
Management	Ownership	Class (1)
Robert F. Weis	12,622,060	46.8
Jonathan H. Weis	110,585	*
Norman S. Rich	32,322	*
David J. Hepfinger	--	*
William R. Mills	5,994	*
Matthew Nimetz	1,000	*
Richard E. Shulman	303	*
Steven C. Smith	215	*
All executive officers, operating
officers and directors as a group
(19 persons)	12,781,854	47.4

*     Owns less than 1% of class.
(1)  Based on 26,965,899 shares outstanding on March 2, 2009.

5% Beneficial Owners

     The following table sets forth information about shareholders who are known by the Company to be the beneficial owners of more than 5% of its Common Stock, which is its only class of voting securities, on March 2, 2009. Information contained in the table and footnotes below was derived from filings made with the SEC by the beneficial owners.

Name and Address	Amount and Nature		Percent
of	of Beneficial		of
5% Beneficial Owner	Ownership		Class (1)
Robert F. Weis	12,622,060	(2), (4)	46.8
c/o Weis Markets, Inc.
1000 South Second Street
Sunbury, PA 17801

Ellen W. P. Wasserman	1,746,424	(3), (4)	6.5
c/o Weis Markets, Inc.
1000 South Second Street
Sunbury, PA 17801

EKTJ Management LLC	1,400,000	(5)	5.2
c/o George Cox
4 North Park Drive
Suite 121
Hunt Valley, MD 21030

(1)     Based on 26,965,899 shares outstanding on March 2, 2009.

(2)    Robert F. Weis has sole voting and dispositive power as to all 12,622,060 shares listed. This amount includes 6,649,087 shares held in trust under the Will of Harry Weis, with Mellon Bank, N.A. and Robert F. Weis as co-trustees.

(3)     Ellen W. P. Wasserman has sole voting and investment power as to all 1,746,424 shares listed.

(4)    Robert F. Weis and Ellen W.P. Wasserman have agreed to act together for the purpose of voting their shares of Common Stock and thus constitute a group holding voting power over the sum of the shares listed for each of them individually in the table.

(5)    EKTJ Management LLC has sole voting and dispositive power as to all 1,400,000 shares listed. The Class A members of EKTJ Management LLC have the exclusive authority to manage and control the business and affairs of EKTJ Management LLC. The three Class A Members, Kathryn J. Zox, Thomas H. Platz and James A. Platz, are the children of Ellen W. P. Wasserman.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires that directors and officers of the Company and beneficial owners of more than 10% of its Common Stock file reports with the SEC with respect to changes in their beneficial ownership of equity securities of the Company. Based solely upon a review of the copies of such reports furnished to the Company and written representations by certain persons that reports on Form 5 were not required, the Company believes that its directors, officers and greater-than-10% beneficial owners complied with all applicable 2008 Section 16(a) filing requirements.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Grant Thornton LLP has served as the independent auditors for the Company since 2004. The Audit Committee appointed Grant Thornton LLP as the independent auditors of the Company with respect to its operations for fiscal 2009, subject to ratification by the holders of Common Stock of the Company. The Board and its Audit Committee recommend that shareholders approve the selection of Grant Thornton LLP as the Company's independent auditors by voting "FOR" proposal number two. If the shareholders do not approve the ratification of Grant Thornton LLP, the selection of such firm as independent auditors for the Company will be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

     Representatives of Grant Thornton LLP will be present at the Annual Meeting with the opportunity to make a statement, if they so desire, and to be available to respond to appropriate questions.

     According to its Charter, the Audit Committee, comprised of independent members of the Board, is responsible for approving all audit engagement fees, terms and non-audit engagements with the independent auditors on behalf of the Company in advance of providing any service. In fiscal 2008, all audit fees associated with the independent auditors services were pre-approved by the Audit Committee. No non-audit or tax services were provided by the independent auditors in fiscal 2008.

     The following table sets forth Grant Thornton LLP fees billed to the Company for professional services related to 2008 and 2007:

	2008	2007
Services Provided	($)	($)
Audit (1)	447,569	448,204
Out of Pocket Expenses	43,237	49,943
Total	490,806	498,147

(1)    Represents the fees charged to the Company by Grant Thornton LLP for professional services provided in conjunction with the audit of the Company's 2008 and 2007 financial statements, review of the Company's quarterly financial statements and attestation services normally provided in connection with statutory and regulatory filings and engagements.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any other matters brought before the Annual Meeting in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

     The Company will provide, without charge, on written request from security holders, copies of the Company's Annual Report on Form 10-K. Written requests should be sent to the Secretary of the Company at the Company's address set forth on page 1, by telephoning 1-866-999-WEIS (9347), or via email at financial_reports@weismarkets.com. The 2008 Annual Report on Form 10-K is also available for viewing or printing from the Company's website at http://weismarkets.com/financial_info.php.

SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     The Company's by-laws require that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing specified information, so that it is received by the Company not later than the notice deadline under the by-laws. This notice deadline will not be less than 120 calendar days before the date of the Company's Proxy Statement released to shareholders in connection with the previous year's Annual Meeting, or November 12, 2009 for the Company's Annual Meeting in 2010.

     The by-law described above does not affect the right of a shareholder to request inclusion of a shareholder proposal in the Company's Proxy Statement pursuant to SEC Rule 14a-8 or to present for action at an Annual Meeting any proposal so included. Rule 14a-8 requires that written notice of a shareholder proposal requested to be included in the Company's proxy materials pursuant to the Rule must also be received by the Company not less than 120 calendar days before the date of the Company's Proxy Statement released to shareholders in connection with the previous year's Annual Meeting. For the Company's Annual Meeting in 2010, this deadline would also be November 12, 2009.

     The notices of shareholder proposals described under this caption must be given to the Secretary of the Company at the Company's address set forth on page 1. A copy of the by-law provision described above will be furnished to any shareholder upon written request to the Secretary at the same address.

EXPENSES OF SOLICITATION

     All expenses related to the solicitation of the proxies by the Board will be paid by the Company. If proxies are not promptly received, officers, directors and regular employees of the Company may solicit proxies personally by telephone or otherwise, for which they will not receive additional compensation. The Company may reimburse charges of banks, brokers, other custodians, nominees and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. It is estimated that such costs will be nominal.

                                                                                                           By Order of the Board of Directors,

                                                                                                           Jonathan H. Weis
                                                                                                           Secretary

Dated: March 12, 2009

18

WEIS MARKETS, INC.

To Be Held On:

April 23, 2008 at 10:00 a.m.

1000 South Second Street, Sunbury, Pennsylvania 17801

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make the request as instructed below before 04/14/08.

Please visit http://weismarkets.com/financial_info.php, where the following materials are available for view:

- Notice of Annual Meeting of Shareholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K

TO REQUEST MATERIAL: TELEPHONE: 1-866-999-WEIS (9347)
E-MAIL: financial_reports@weismarkets.com
WEBSITE: http://weismarkets.com/financial_info.php

TO VOTE: **ONLINE:** To access your online proxy card, please visit **www.voteproxy.com** and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Daylight Time the day before the cut-off or meeting date.

- OR -

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

- OR -

TELEPHONE: To vote by telephone, please visit **http://weismarkets.com/financial_info.php**, to view the materials and to obtain the toll free number to call.

- OR -

MAIL: You may request a proxy card by following the instructions above.

1. Election of Directors:

NOMINEES:
Robert F. Weis
Jonathan H. Weis
Norman S. Rich
William R. Mills
Matthew Nimetz
Richard E. Shulman
Steven C. Smith

Please note that you cannot use this notice to vote by mail.

2. Proposal to approve the appointment of Grant Thornton LLP as the independent registered public accounting firm of the corporation.

ANNUAL MEETING OF SHAREHOLDERS OF

WEIS MARKETS, INC.

April 23, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Daylight Time the day before the cut-off or meeting date.

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

20730000000000000000 5 042308

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Robert F. Weis
- ○ Jonathan H. Weis
- ○ Norman S. Rich
- ○ William R. Mills
- ○ Matthew Nimetz
- ○ Richard E. Shulman
- ○ Steven C. Smith

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to approve the appointment of Grant Thornton LLP as the independent registered public accounting firm of the corporation.	☐	☐	☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

WEIS MARKETS, INC.

1000 South Second Street
Sunbury, Pennsylvania 17801

THIS PROXY IS SOLICITED ON BEHALF OF THE ISSUER

The undersigned hereby appoints Robert F. Weis and Jonathan H. Weis, and each of them, with the power of substitution, the proxies, to vote as designated on the reverse side, all the shares which the undersigned held on record March 05, 2008, at the Annual Meeting of Shareholders at the corporate office located at 1000 South Second Street, Sunbury, Pennsylvania 17801, at 10:00 a.m. Eastern Daylight Time on April 23, 2008 and any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

The shares represented by this proxy, duly executed, will be voted. In the event instructions are given in the spaces provided, they will be voted in accordance therewith; if no direction is made, this proxy will be voted FOR all the nominees listed and proposal 2. If necessary, cumulative voting rights will be exercised to secure the election of as many as possible of the Board of Directors' nominees.

(Continued and to be signed on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

WEIS MARKETS, INC.

April 23, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730000000000000000 5 042308

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Robert F. Weis
- ○ Jonathan H. Weis
- ○ Norman S. Rich
- ○ William R. Mills
- ○ Matthew Nimetz
- ○ Richard E. Shulman
- ○ Steven C. Smith

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to approve the appointment of Grant Thornton LLP as the independent registered public accounting firm of the corporation.	☐	☐	☐

Signature of Shareholder ____________ Date: ______ Signature of Shareholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.